UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Hawaiian Telcom Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-131152	16-1710376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Bishop Street Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 4, 2008, Hawaiian Telcom Communications, Inc. (the “Company”) entered into a Services Agreement (the “Services Agreement”) with Stephen F. Cooper, Kevin J. Nystrom and Kroll Zolfo Cooper LLC (“KZC”) pursuant to which Messrs. Cooper and Nystrom and KZC will perform management services for the Company.  As discussed under Item 5.02, the retention of KZC includes the Company’s retention of Mr. Cooper as Chief Executive Officer and Mr. Nystrom as Chief Operating Officer.  Pursuant to the terms of the Services Agreement, Messrs. Cooper and Nystrom have agreed to devote approximately 75% of their working time and efforts to the business and affairs of the Company and its subsidiaries.  KZC will also assign associate directors to serve in various capacities with the Company and to perform other services required of KZC or the Company under the Services Agreement.  The Company has agreed to pay KZC a monthly fee of $600,000 for the services of Messrs. Cooper and Nystrom and any associate directors and a success fee based upon improvements in the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) from actual results for the 12-month period ending December 31, 2007, calculated as a sliding scale percentage of the amount of the improvement in EBITDA.  The term of the Services Agreement continues on a month-to-month basis until terminated by either party at the end of any month upon written notice to the other party given at least ten days prior to the end of such month.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Company issued a press release (the “Cooper Press Release”) announcing that Stephen F. Cooper was named Chief Executive Officer of the Company, replacing Michael S. Ruley, who resigned as President, Chief Executive Officer and a director of the Company, effective February 4, 2008.  The Company’s parent, Hawaiian Telcom Holdco, Inc., is currently in the process of negotiating separation and consulting agreements with Mr. Ruley.  As previously disclosed in the Company’s Current Report on Form 8-K filed on February 5, 2008, also on February 4, 2008, the Board of Directors of the Company appointed Kevin J. Nystrom as the Company’s Chief Operating Officer.  The Company has retained the management services of Messrs. Cooper and Nystrom and will compensate them pursuant to the terms of the Services Agreement described under Item 1.01.

Mr. Cooper, age 61, is Chairman and Executive Managing Partner of KZC, a pre-eminent advisory and management firm.  Mr. Cooper assumed these positions in September 2002, when Kroll, Inc. acquired Zolfo Cooper, the corporate recovery and crisis management firm that he co-founded in 1985.  Mr. Cooper has more than 35 years’ experience leading companies through operational and financial restructurings.  Most recently, he was appointed Chief Restructuring Officer of American Home Mortgage Investment Corp. in August 2007, and recently served as Executive Chairman of Blue Bird Corporation (January 2006 to September 2006) and Chairman of the Board of Collins & Aikman Corporation (July 2005 to October 2007).  For periods during the past five years, Mr. Cooper also served as Chief Executive Officer and Chief Restructuring Officer of Krispy Kreme Doughnuts, Inc. (January 2005 to June 2006), Chief Executive Officer, President and Chief Restructuring Officer of Enron Corp. (2002 to 2005), Interim Chief Executive Officer of Malden Mills Industries, Inc. (2001 to 2003) and Vice Chairman and Chief Restructuring Officer of Laidlaw International, Inc. (2001 to 2003).  Mr. Cooper was previously a founding partner of Touche Ross & Co.’s reorganization advisory services group (now Deloitte & Touche LLP).

A copy of the Cooper Press Release is attached hereto as Exhibit 99.1.  The information contained in the Cooper Press Release and Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

99.1       Press Release (“Hawaiian Telcom Names Stephen F. Cooper as CEO”) dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

Date: February 8, 2008	/s/ Alan M. Oshima
Alan M. Oshima
Senior Vice President, General Counsel
and Secretary